Exhibit  1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, DaimlerChrysler Debenture-Backed Series 2004-8
*CUSIP:    21988K826       Class    A-1
           21988KAP2       Class    A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 1, 2005.

INTEREST ACCOUNT
----------------


Balance as of    October 19, 2004.....                                  $0.00
        Scheduled Income received on securities.....            $1,665,000.00
        Unscheduled Income received on securities.....                  $0.00

LESS:
        Distribution to Class A-1 Holders.....                   -$876,562.50
        Distribution to Class A-2 Holders.....                    -$66,852.39
        Distribution to Class A-2 Holders of Amortization.....       -$232.49
        Distribution to Depositor.....                           -$721,352.62
        Distribution to Trustee.....                                   -$0.00
Balance as of    February 1, 2005.....                                  $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    October 19, 2004.....                                  $0.00
        Scheduled principal payment received on securities.....         $0.00

LESS:
        Distribution to Holders.....                                   -$0.00
Balance as of    February 1, 2005.....                                  $0.00


                UNDERLYING SECURITIES HELD AS OF     February 1, 2005

           Principal
             Amount                          Title of Security
           ----------                        -----------------
          $45,000,000       DaimlerChrysler Corporation, formerly known as
                            Chrysler Corporation, 7.40% Debentures due August
                            1, 2097
                            *CUSIP:   171196AT5


U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.